TRUST AGREEMENT


     This Trust Agreement (this "Agreement") is made effective as of May 22, 2001, by and between Titanium Metals Corporation (the "Corporation") and Robert
E. Musgraves ("Trustee");

     WHEREAS, the Corporation and J. Landis Martin ("Executive") have entered into the Agreement to Defer Bonus Payment (the "Deferral Agreement") attached hereto as Exhibit A;

     WHEREAS, the Corporation has incurred or expects to incur liability under the terms of such Deferral Agreement with respect to Executive;

     WHEREAS, the Corporation wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein for the purpose of assisting the Corporation in satisfying its obligations under the Deferral Agreement, subject to the claims of the Corporation's creditors in the event of the Corporation's Insolvency, as herein defined, until paid to Executive or his beneficiaries in such manner and at such times as specified in the Deferral Agreement; and

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement, which fact shall not affect the status of the Deferral Agreement as an unfunded plan maintained for the purpose of providing deferred compensation for a member of a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1. Establishment of Trust

     (a) The Corporation hereby deposits with Trustee in trust four hundred, fifty thousand, five dollars and forty cents ($450,005.40) , which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Agreement.

     (b) The Trust hereby established shall be irrevocable.

     (c) The Trust is intended to be a grantor trust, of which the Corporation is the grantor, within the meaning of Subpart E, Part I, Subchapter J, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

     (d) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Corporation and shall be used exclusively for the uses and purposes specified in the Deferral Agreement, subject to the claims of the Corporation's general creditors as herein set forth. Executive and his beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Deferral Agreement and this Agreement shall be mere unsecured contractual rights of Executive and his beneficiaries against the Corporation. Any assets held by the Trust will be subject to the claims of the Corporation's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) The Corporation shall make additional deposits of cash or other property in trust with Trustee in accordance with the terms of the Deferral Agreement to augment the principal to be held, administered and disposed of by Trustee as provided in this Agreement. Neither Trustee nor Executive or any of his beneficiaries shall have any right to compel additional deposits, except as may be required by the terms of the Deferral Agreement.

     Section 2. Payments to Executive or His Beneficiaries.

     (a) Except as otherwise provided herein, Trustee shall make payments to Executive or his beneficiaries in accordance with the Deferral Agreement. Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of amounts in accordance with the Deferral Agreement, and shall pay such amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Corporation.

     (b) The entitlement of Executive or his beneficiaries to benefits hereunder or under the Deferral Agreement shall be determined by the Corporation (acting through the MD&C Committee) in accordance with the terms of the Deferral Agreement, and any claim for such benefits shall be considered and reviewed under the terms of the Deferral Agreement.

     (c) In addition to, or in lieu of, payments made from the Trust by the Trustee in accordance with Section 2(a), the Corporation may also make payment of benefits directly to Executive or his beneficiaries as they become due under the terms of the Deferral Agreement. The Corporation shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Executive or his beneficiaries.

     Section 3. Trustee Responsibility Regarding Payments to Executive or His Beneficiaries When the Corporation Is Insolvent.

     (a) Trustee shall not make any payments to Executive or his beneficiaries if the Corporation is Insolvent. Notwithstanding any other provision of this Agreement, all determinations by Trustee under this Agreement regarding whether the Corporation is solvent or Insolvent should be based solely on the written representation to Trustee made by the Corporation's Chief Financial Officer, without any requirement of independent investigation by Trustee. The Corporation shall be considered "Insolvent" for purposes of this Agreement if (i) the Corporation is unable to pay its debts as they become due, or (ii) the Corporation is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b) At all times  during the  continuance  of this  Trust,  as  provided in
Section 1(d) hereof, the principal of the Trust and any earnings thereon shall be subject to claims of general creditors of the Corporation under federal and state law as set forth below.

          (i) The Board of Directors, the Chief Executive Officer, and the Chief Financial Officer of the Corporation shall, jointly and severally, have the duty to inform Trustee in writing of the Corporation's Insolvency. If a person claiming to be a creditor of the Corporation alleges in writing to Trustee that the Corporation has become Insolvent, Trustee shall determine whether the Corporation is Insolvent; such determination shall be made based solely on written representation to Trustee made by the Corporation's Chief Financial Officer. Trustee shall in all events be entitled and required to rely on such representation from the Corporation's Chief Financial Officer in making a determination concerning the Corporation's solvency. Pending such determination, Trustee shall not make any payments to Executive or his beneficiaries or any creditors of the Corporation.

         (ii) Unless Trustee has received notice from the Board of Directors, Chief Executive Officer or Chief Financial Officer of the Corporation that the Corporation is Insolvent, Trustee shall have no duty at any time to inquire whether the Corporation is Insolvent.

        (iii) In the event that the Board of Directors, Chief Executive Officer or Chief Financial Officer of the Corporation has notified Trustee in writing of the Corporation's Insolvency, Trustee shall not make any payments to Executive or his beneficiaries and shall hold the assets of the Trust for the benefit of the Corporation's general creditors. Nothing in this Trust Agreement shall in any way diminish or impair any rights of Executive or his beneficiaries to pursue their rights as general creditors of the Corporation with respect to payments due hereunder or under the Deferral Agreement or otherwise.

         (iv) Trustee shall resume making payments to Executive or his beneficiaries in accordance with Section 2 of this Agreement only after Trustee has determined that the Corporation is not Insolvent (or is no longer Insolvent); such determination shall be made as described in Section 3(b)(i) above.

     (c) Provided that there are sufficient Trust assets, if Trustee discontinues making payments from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first of such resumed payments shall include the aggregate amount of all payments due to Executive or his beneficiaries under the terms of the Deferral Agreement for the period of such discontinuance, less the aggregate amount of any payments made directly to Executive or his beneficiaries by the Corporation in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 4. Payments to the Corporation.

     Except as provided in Section 3 hereof, the Corporation shall have no right or power to direct Trustee to return to the Corporation or to divert to others any of the Trust assets before all payments have been made to Executive or his beneficiaries pursuant to the terms of the Deferral Agreement.

     Section 5. Investment Authority.

     In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Corporation, other than a de minimus amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised solely in accordance with the directions of the Corporation (acting through the MD&C Committee) by Trustee, and shall in no event be exercisable by, or rest with, Executive.

     Section 6. Disposition of Income.

     During the term of this Agreement, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     Section 7. Accounting by Trustee.

     Trustee shall keep records of all investments, receipts, disbursements, and all other transactions pertaining to Trust assets required to be made, as shall be agreed upon in writing between the Corporation (acting through the MD&C Committee) and Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of Trustee, Trustee shall deliver to the Corporation a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions pertaining to Trust Assets effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. In the event Trustee delegates the obligations of this section to an employee of the Corporation, such obligations shall be deemed to be fulfilled by Trustee. Trustee shall timely file, or cause to be filed, any and all federal and state tax returns required to be filed on behalf of the Trust.

     Section 8. Responsibility of Trustee.

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that Trustee shall incur no liability to any person for any action taken (or not taken) pursuant to a direction, request or approval given by the Corporation (acting through the MD&C Committee) in connection, directly or indirectly, with the terms of the Deferral Agreement or this Agreement. In the event of a dispute between the Corporation and any party in interest, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) The Corporation agrees to indemnify and hold Trustee harmless from any and all costs, fees, expenses (including, without limitation, attorney's fees and expenses), claims or lawsuits by any person or entity, liabilities or obligations of any type or nature arising or related, directly or indirectly, to the Deferral Agreement, this Agreement or any action or failure to act by Trustee in connection in any way with any of the foregoing. Futhermore, if Trustee undertakes or defends any litigation arising in connection with this Agreement, the Corporation agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be solely liable for such payments. If the Corporation does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment therefor from the Trust. The Corporation shall, if requested by Trustee, assume the defense of any litigation brought against Trustee or the Trust, in which event the Corporation shall have no liability to Trustee for any costs or expenses of litigation (absent a conflict of interest which reasonably necessitates Trustee's hiring separate counsel).

     (c) Trustee may consult with legal counsel (who may also be counsel for the Corporation generally) with respect to any of its duties or obligations hereunder.

     (d) Trustee may hire and the Corporation may make available to Trustee agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder. In addition, Trustee may delegate any of its duties under this Trust to employees and management of the Corporation (other than Executive) and Trustee may conclusively rely on the reports of such employees and management without further investigation.

     (e) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) Notwithstanding any powers granted to Trustee pursuant to this Agreement or to applicable law, Trustee shall not have any power that could result in the Trust's having the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

     Section 9. Compensation and Expenses of Trustee.

     The Corporation shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid to Trustee from the assets of the Trust.

     Section 10. Resignation and Removal of Trustee.

     (a) Trustee may resign at any time by written notice to the Corporation, which shall be effective 15 days after receipt of such notice unless the Corporation and Trustee agree otherwise.

     (b) Trustee may be removed by the Corporation on 15 days notice to Trustee or upon shorter notice accepted by Trustee.

     (c) Upon a Change of Control, as defined in Section 13(d) below, Trustee may not be removed by the Corporation for eighteen (18) months.

     (d) Upon resignation or removal of Trustee and appointment of a successor Trustee, all Trust assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation or removal, unless the Corporation extends the time limit.

     (e) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under Section 10(a) or (b). If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with such a proceeding shall be allowed and paid as administrative expenses of the Trust.

     Section 11. Appointment of Successor.

     (a) If Trustee  resigns or is removed in  accordance  with Section 10(a) or
(b) hereof, the Corporation (acting through the MD&C Committee) may appoint any person or any other party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment of any new Trustee shall be effective when accepted in writing by the new Trustee, who shall succeed to all of the rights and powers of the former Trustee with respect to the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Corporation or the successor Trustee to evidence the transfer.

     (b) The successor Trustee need not examine the records and acts of any prior Trustee and shall act in regard to the Trust assets, in accordance with all of the terms of this Agreement. The successor Trustee shall not be responsible for and the Corporation shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior

Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

     Section 12. Amendment or Termination.

     (a) This Trust Agreement may be amended by a written instrument executed by Trustee and the Corporation. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Deferral Agreement or shall make the Trust revocable.

     (b) The Trust shall not terminate until the date on which Executive or his beneficiaries are no longer entitled to any payments pursuant to the terms of the Deferral Agreement. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Corporation.

     Section 13. Miscellaneous.

     (a) Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) No amount payable to Executive or any of his beneficiaries under this Agreement may be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     (d) For purposes of this Agreement, "Change of Control" shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of thirty percent (30%) or more of either the outstanding shares of common stock or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors, or the approval by the stockholders of the Corporation of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Corporation's then outstanding securities, or a liquidation or dissolution of the Corporation or of the sale of all or substantially all of the Corporation's assets.

     Section 14. Effective Date.

     The effective date of this Trust Agreement shall be May 22, 2001.

     EXECUTED on the dates of the respective acknowledgments hereto, to be effective as of the 22nd day of May, 2001.


                                   CORPORATION

                                   TITANIUM METALS CORPORATION




                                   By:           /s/ Mark A. Wallace
                                       -----------------------------
                                   Its: Chief Financial Officer


                                   TRUSTEE




                                             /s/ Robert E. Musgraves
                                   -----------------------------------
                                                   Robert E. Musgraves

STATE OF COLORADO          )
                           )  ss.
CITY AND COUNTY  OF DENVER )


     This instrument was acknowledged before me on the 15th day of August, 2001, by Mark A. Wallace , acting as Chief Financial Officer of Titanium Metals Corporation.




                                      /s/ Carolyn R. Parkhill
                                 ----------------------------
                                          Notary Public
My Commission Expires:

October 8, 2003




STATE OF COLORADO          )
                           )  ss.
CITY AND COUNTY  OF DENVER )


     This instrument was acknowledged before me on the 15th day of August, 2001, by Robert E. Musgraves, Trustee.




                                   /s/ Carolyn R. Parkhill
                              ----------------------------
                                       Notary Public
My Commission Expires:

October 8, 2003